                      TRANSFER AGENCY AND SERVICE AGREEMENT
                                     between
                               PIMCO ADVISORS L.P.
                                       And
                       STATE STREET BANK AND TRUST COMPANY

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.    Terms of Appointment and Duties........................................1

2.    Third Party Administrators for Defined Contribution Plans..............4

3.    Fees and Expenses......................................................5

4.    Representations and Warranties of the Transfer Agent...................6

5.    Representations and Warranties of the Fund.............................6

6.    Wire Transfer Operating Guidelines.....................................7

7.    Data Access and Proprietary Information................................9

8.    Indemnification.......................................................11

9.    Standard of Care......................................................12

10.   Year 2000.............................................................13

11.   Confidentiality.......................................................13

12.   Covenants of the Administrator and the Transfer Agent.................14

13.   Termination of Agreement..............................................14

14.   Assignment and Third Party Beneficiaries..............................15

15.   Subcontractors........................................................15

16.   Miscellaneous.........................................................16

17.   Additional Funds......................................................18

18.   Limitations of Liability of the Trustees and Shareholders.............18


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                      TRANSFER AGENCY AND SERVICE AGREEMENT

AGREEMENT made as of the 15th day of Sept., 2000, by and between PIMCO ADVISORS L.P., a Delaware Limited partnership, having its principal office and place of business at 1345 Avenue of the Americas, New York, New York 10105 and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company having its principal office and place of business at 225 Franklin Street, Boston, Massachusetts 02110 (the "Transfer Agent").

WHEREAS, PIMCO ADVISORY SERVICES (the "Administrator"), on behalf of FISH: Fixed Income Shares ("the Fund") administers all of the operations of the FISH: Fixed Income Shares, a Massachusetts business trust that is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company pursuant to an Administration Agreement between the Fund and the Administrator, and procures or provides for the procurement on behalf of the Fund, at the Administrator's expense, certain services, including among others, transfer agency and recordkeeping services.

WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Fund currently offers shares in two (2) series, such series shall be named in the attached Schedule A which may be amended by the parties from time to time (each such series, together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with
Section 17, being herein referred to as a "Portfolio", and collectively as the "Portfolios"); and

WHEREAS, the fund offers each Portfolio in various share classes; and

WHEREAS, the Administrator on behalf of the Fund and the Portfolios desire to appoint the Transfer Agent as its transfer agent, dividend disbursing agent, custodian of certain retirement plans and agent in connection with certain other activities with respect to certain share classes and the Transfer Agent desires to accept such appointment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.    Terms of Appointment and Duties

1.1. Transfer Agency Services. Subject to the terms and conditions set forth in this Agreement, the Administrator, on behalf of the Fund and its Portfolios, hereby employs and appoints the Transfer Agent to act as, and the Transfer Agent agrees to act as the Fund's transfer agent for the Fund's authorized and issue shares of its beneficial interest, ("Shares"), dividend disbursing agent, open-account or similar plan provided to the shareholders of each of the respective Portfolios of the Fund ("Shareholders") and set out


                                      -10-
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      in the currently effective prospectuses and statement of additional information ("prospectus") of the Fund on behalf of the applicable Portfolio, including without limitation any periodic investment plan or periodic withdrawal program. In accordance with procedures established from time to time by agreement between the Administrator on behalf of the Fund and each of the Portfolios, as applicable and the Transfer Agent, the Transfer Agent agrees that it will perform the following services:

      (a) Receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation thereof to the Custodian of the Fund authorized pursuant to the Declaration of Trust of the Fund (the "Custodian");

      (b) Pursuant to purchase orders, issue the appropriate number and class of Shares and hold such Shares in the appropriate Shareholder account;

      (c) Receive for acceptance redemption requests and redemption directions and deliver the appropriate documentation thereof to the Custodian;

      (d) In respect to the transactions in items (a), (b) and (c) above, the Transfer Agent shall execute transactions directly with broker-dealers authorized by the Administrator on behalf of the Fund;

      (e) At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

      (f) Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

      (g) Prepare and transmit payments for dividends and distributions declared by the Fund on behalf of the applicable Portfolio;

      (h) Issue replacement certificates for those certificates alleged to have been lost, stolen or destroyed upon receipt by the Transfer Agent of indemnification satisfactory to the Transfer Agent and protecting the Transfer Agent, the Administrator, and the Fund, and the Transfer Agent at its option, may issue replacement certificates in place of mutilated stock certificates upon presentation thereof and without such indemnity;

      (i) Maintain records of account for and advise the Fund and its Shareholders as to the foregoing; and

      (j) Record the issuance of Shares of the Fund and maintain pursuant to SEC Rule 17Ad-10(e) a record of the total number of Shares of the Fund which are authorized, based upon data provided to it by the Administrator on behalf of the Fund, and issued and outstanding. The Transfer Agent shall also provide the Administrator or the Fund on a regular basis with the total number of Shares which are authorized and issued and


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      outstanding and shall have no obligation, when recording the issuance of
      Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Administrator or the Fund.

1.2. Additional Services. In addition to, and neither in lieu nor in contravention of, the services set forth in the above paragraph, the Transfer Agent shall perform the following services:

      (a) Other Customary Services. Perform the customary services of a transfer agent, dividend disbursing agent, and, as relevant, agent in connection with accumulation, open-account or similar plan (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing Shareholder proxies, Shareholder reports and prospectuses to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information.

      (b) Control Book (also known as "Super Sheet"). Maintain a daily record and produce a daily report for the Administrator, on behalf of the Fund, of all transactions and receipts and disbursements of money and securities and deliver a copy of such report for the Administrator, on behalf of the Fund, for each business day to the Administrator, on behalf of the Fund, no later than 9:00 AM Eastern Time, or such earlier time as the Administrator, on behalf of the Fund, may reasonably require, on the next business day.

      (c) "Blue Sky" Reporting. The Administrator, on behalf of the Fund shall
      (i) identify to the Transfer Agent in writing those transactions and assets to be treated as exempt from blue sky reporting for each State; and
      (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of the Transfer Agent for the Fund's blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund and providing a system which will enable the Fund to monitor the total number of Shares sold in each State.

      (d) National Securities Clearing Corporation (the "NSCC"). (i) accept and effectuate the registration and maintenance of accounts through Networking and the purchase, redemption, transfer and exchange of shares in such accounts through Fund/SERV (networking and Fund/SERV being programs operated by the NSCC on behalf of NSCC's participants, including the
      Fund), in accordance with, instructions transmitted to and received by the Transfer Agent by transmission from NSCC on behalf of broker-dealers and banks which have been established by, or in accordance with the instructions of


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      authorized persons, as hereinafter defined on the dealer file maintained by the Transfer Agent; (ii) issue instructions to the Fund's banks for the settlement of transactions between the Fund and NSCC (acting on behalf of its broker-dealer and bank participants); (iii) provide account and transaction information from the affected Fund's records on DST Systems, Inc. computer system TA2000 ("TA2000 System") in accordance with NSCC's Networking and Fund/SERV rules for those broker-dealers; and (iv) maintain Shareholder accounts on TA2000 System through Networking.

      (e) New Procedures. New procedures as to who shall provide certain of these services in Section 1 may be established in writing from time to time by agreement between the Administrator, on behalf of the Fund, and the Transfer Agent. The Transfer Agent may at times perform only a portion of these services and the Administrator or its agent may perform these services on the Fund's behalf.

      (f) Additional Telephone Support Services. If the parties elect to have the Transfer Agent provide additional telephone support services under this Agreement, the parties will agree to such services, fees and sub-contracting as stated in Schedule 1.2(f) entitled "Telephone Support Services" attached hereto.

1.3. Retirement Accounts. With respect to certain retirement plans or accounts (such as individual retirement accounts ("IRAs"), SIMPLE IRAs, SEP IRAs, Roth IRAs, Education IRAs, and 403(b) Plans (such accounts, "Retirement Accounts"), the Transfer Agent, at the request of the Administrator, on behalf of the Fund, shall arrange for the provision of appropriate prototype plans as well as provide or arrange for the provision of various services to such plans and/or accounts, which services may include custodial services to be provided by State Street Bank and Trust Company (the "Bank"), account set-up maintenance, and disbursements as well as such other services as the parties hereto shall mutually agree upon.

2.    Third Party Administrators for Defined Contribution Plans

2.1. The Administrator, on behalf of the Fund, may decide to make available to certain of the Fund's customers, a qualified plan program (the "Program") pursuant to which the customers ("Employers") may adopt certain plans of deferred compensation ("Plan or Plans") for the benefit of the individual Plan participant (the "Plan Participant"), such Plan(s) being qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended ("Code") and administered by third party administrators which may be plan administrators as defined in the Employee Retirement Income Security Act of 1974, as amended)(the "TPA(s)").

2.2. In accordance with the procedures established in the initial Schedule 2.1 entitled "Third Party Administrator Procedures", as may be amended by the Transfer Agent and the Administrator, on behalf of the Fund, from time to time ("Schedule 2. 1"), the Transfer Agent shall:

      (a) Treat Shareholder accounts established by the Plans in the name of the Trustees, Plans or TPAs as the case may be as omnibus accounts;

      (b) Maintain omnibus accounts on its records in the name of the TPA or its designee as the Trustee for the benefit of the Plan; and

      (c) Perform all services under Section 1 as transfer agent of Fund and not as a recordkeeper for the Plans.

2.3. Transactions identified under Section 2 of this Agreement shall be deemed exception services ("Exception Services") when such transactions:

      (a) Require the Transfer Agent to use methods and procedures other than those usually employed by the Transfer Agent to perform services under
      Section 1 of this Agreement;

      (b) Involve the provision of information to the Transfer Agent after the commencement of the nightly processing cycle of the TA2000 System; or

      (c) Require more manual intervention by the Transfer Agent, either in the entry of data or in the modification or amendment of reports generated by the TA2000 System than is usually required by non-retirement plan and pre-nightly transactions.

3.    Fees and Expenses

3.1. Fee Schedule. For the performance by the Transfer Agent pursuant to this Agreement, the Administrator, on behalf of the Fund, agrees to pay the Transfer Agent the fees as set forth in the attached fee schedule ("Schedule 3.1"). Such fees and out-of-pocket expenses identified under
      Section 3.2 below may be changed from time to time subject to mutual written agreement between the Administrator, on behalf of the Fund and the Transfer Agent.

3.2. Out-of-Pocket Expenses. In addition to the fee paid under Section 3.1 above, the Administrator on behalf of the Fund, agrees to reimburse the Transfer Agent for out-of-pocket expenses, including but not limited to confirmation production, postage, forms, telephone, microfilm, microfiche, mailing and tabulating proxies, records storage, or advances incurred by the Transfer Agent for the items set out in Schedule 3.1 attached hereto. In addition, any other expenses incurred by the Transfer Agent at the request or with the consent of the Administrator, on behalf of the Fund, will be reimbursed by the Administrator, on behalf of the Fund.

3.3. Cost of Living Adjustment. Following the Initial Term, unless the parties shall otherwise agree and provided that the service mix and volumes remain consistent as previously provided in the Initial Term, the total fee for all services shall equal the fee that would be charged for the same services based on a fee rate (as reflected in a fee rate schedule) increased by the percentage increase for the twelve-month period of such previous calendar year of the Consumer Price Index for Urban Wage Earners and Clerical Workers, for the Boston area, as published bimonthly by the United States Department of Labor, Bureau of Labor Statistics, or, in the event that publication of such Index is terminated, any successor or substitute index, appropriately adjusted, acceptable to both parties.

3.4. Invoices. The Administrator, on behalf of the Fund, agrees to pay all fees and reimbursable expenses within thirty (30) days following the receipt of the respective billing notice, except for any fees or expenses which are subject to good faith dispute. In the event of such a dispute, the Administrator may only withhold that portion of the fee or expense subject to the good faith dispute. The Administrator shall notify the Transfer Agent in writing within twenty-one (21) calendar days following the receipt of each billing notice if the Administrator is disputing any amounts in good faith. If the Administrator does not provide such notice of dispute within the required time, the billing notice will be deemed accepted by the Administrator, on behalf of the Fund.

3.5. Late Payments. If any undisputed amount in an invoice of the Transfer Agent (for fees or reimbursable expenses) is not paid when due, the Fund shall pay the Transfer Agent interest thereon (from the due date to the date of payment) at a per annum rate equal to one percent (1.0%) plus the Prime Rate (that is, the base rate on corporate loans posted by large domestic banks) published by The Wall Street Journal (or, in the event such rate is not so published, a reasonably equivalent published rate selected by the Fund) on the first day of publication during the month when such amount was due. Notwithstanding any other provision hereof, such interest rate shall be no greater than permitted under applicable provisions of Massachusetts law.

4.    Representations and Warranties of the Transfer Agent

The Transfer Agent represents and warrants to the Administrator that:

4.1. It is a corporation duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts.

4.2. It is duly qualified to carry on its business in The Commonwealth of Massachusetts.

4.3. It is empowered under applicable laws and by its Charter and By-Laws to enter into and perform this Agreement.

4.4. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

4.5. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

5.    Representations and Warranties of the Administrator and Fund

The Administrator, on behalf of the Fund represents and warrants to the Transfer Agent that:

5.1. The Fund is a business trust duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts.

5.2. The Fund is empowered under applicable laws and by its Declaration of Trust and By-Laws to enter into and perform this Agreement.

5.3. The Fund has performed all requisite corporate proceedings to receive services pursuant to this Agreement.

5.4. The Fund is an open-end and diversified management investment company registered under the Investment Company Act of 1940, as amended.

5.5. A registration statement under the Securities Act of 1933, as amended is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Fund being offered for sale.

5.6. The Administrator is a division of a limited partnership organized and existing and in good standing under the laws of the State of Delaware.

5.7. All requisite proceedings required by its governing documents have been taken to authorize the Administrator to enter into and perform this Agreement.

5.8. The Administrator is authorized to act on behalf of the Fund in entering into and performing this Agreement; and

5.9. The Administrator is individually liable for all duties and obligations under this Agreement on behalf of itself and the Fund, including, without limitation, the payment of fees.

6.    Wire Transfer Operating Guidelines/Articles 4A of the Uniform Commercial
      Code

6.1. The Transfer Agent is authorized to promptly debit the appropriate Fund account(s) upon the receipt of a payment order in compliance with the selected security procedure (the "Security Procedure") chosen for funds transfer and in the amount of money that the Transfer Agent has been instructed to transfer. The Transfer Agent shall execute payment orders in compliance with the Security Procedure and with the Administrator's instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. All payment orders and communications received after this the customary deadline will be deemed to have been received the next business day.

6.2. The Administrator, on behalf of the Fund, acknowledges that the Security Procedure it has designated on the Fund Selection Form was selected by the Administrator, on behalf of the Fund, from security procedures offered by the Transfer Agent. The Administrator and the Fund shall restrict access to confidential information relating to the Security Procedure to authorized persons as communicated to the Transfer Agent in writing. The Administrator, on behalf of the Fund, must notify the Transfer Agent immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Fund's authorized personnel. The Transfer Agent shall verify the authenticity of all Fund instructions according to the Security Procedure.

6.3. The Transfer Agent shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern.

6.4. The Transfer Agent reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of the Transfer Agent's receipt of such payment order; (b) if initiating such payment order would cause the Transfer Agent, in the Transfer Agent's sole judgment, to exceed any volume, aggregate dollar, network, time, credit or similar limits which are applicable to the Transfer Agent; or (c) if the Transfer Agent, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

6.5. The Transfer Agent shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure provided that such requests are received in a timely manner affording the Transfer Agent reasonable opportunity to act. However, the Transfer Agent assumes no liability if the request for amendment or cancellation cannot be satisfied.

6.6. The Transfer Agent shall assume no responsibility for failure to detect any erroneous payment order provided that the Transfer Agent complies with the payment order instructions as received and the Transfer Agent complies with the Security Procedure. The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

6.7. The Transfer Agent shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless the Transfer Agent is notified of the unauthorized payment order within thirty (30) days of notification by the Transfer Agent of the acceptance of such payment order. In no event (including failure to execute a payment order) shall the Transfer Agent be liable for special, indirect or consequential damages, even if advised of the possibility of such damages.

6.8. When the Administrator, on behalf of the Fund, initiates or receives Automated Clearing House ("ACH") credit and debit entries pursuant to these guidelines and the rules of the

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      National Automated Clearing House Association and the New England Clearing
      House Association, the Bank will act as an Originating Depository
      Financial Institution and/or receiving depository Financial Institution, as the case may be, with respect to such entries. Credits given by the Transfer Agent with respect to an ACH credit entry are provisional until the Transfer Agent receives final settlement for such entry from the Federal Reserve Bank. If the Transfer Agent does not receive such final settlement, the Administrator, on behalf of the Fund, agrees that the Transfer Agent shall receive a refund of the amount credited to the Fund in connection with such entry, and the party making payment to the Fund via such entry shall not be deemed to have paid the amount of the entry.

6.9. Confirmation of Transfer Agent's execution of payment orders shall ordinarily be provided within twenty four (24) hours notice of which may be delivered through the Transfer Agent's proprietary information systems, or by facsimile or call-back. The Administrator on behalf of the Fund, must report any objections to the execution of an order within thirty (30) days.

7.    Data Access and Proprietary Information

7.1. The Administrator, on behalf of the Fund acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Fund by the Transfer Agent as part of the Administrator's and the Fund's ability to access certain Fund-related data ("Customer Data") maintained by the Transfer Agent on databases under the control and ownership of the Transfer Agent or other third party ("Data Access Services") constitute copyrighted. trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to the Transfer Agent or other third party. In no event shall Proprietary Information be deemed Customer Data. The Administrator, on behalf of the Fund, agrees to treat all Proprietary Information as proprietary to the Transfer Agent and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, the Administrator, on behalf of the Fund, agrees for itself, the Fund and their respective employees and agents to:

      (a) Use such programs and databases (i) solely on the Fund's computers, or
      (ii) solely from equipment at the location agreed to between the Administrator and the Transfer Agent and (iii) solely in accordance with the Transfer Agent's applicable user documentation;

      (b) Refrain from copying or duplicating in any way (other than in the normal course of performing processing on the Fund's computer(s)), the Proprietary Information;

      (c) Refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform in a timely manner of such fact and dispose of such information in accordance with the Transfer Agent's instructions;

      (d) Refrain from causing or allowing information transmitted from the Transfer Agent's computer to the Fund's terminal to be retransmitted to any other computer terminal or other device except as expressly permitted by the Transfer Agent (such permission not to be unreasonably withheld);

      (e) Access only to those authorized transactions as agreed to between the Administrator, on behalf of the Fund, and the Transfer Agent; and

      (f) Honor all reasonable written requests made by the Transfer Agent to protect at the Transfer Agent's expense the rights of the Transfer Agent in Proprietary Information at common law, under federal copyright law and under other federal or state law.

7.2. Proprietary Information shall not include all or any portion of any of the foregoing items that: (i) are or become publicly available without breach of this Agreement; (ii) are released for general disclosure by a written release by the Transfer Agent; (iii) are already in the possession of the receiving party at the time or receipt without obligation of confidentiality or breach of this Agreement; and (iv) are subsequently and independently developed by employees, consultants or agents of the party without reference to the Confidential Information disclosed under this Agreement.

7.3. The Administrator, on behalf of the Fund, acknowledges that its obligation to protect the Transfer Agent's Proprietary Information is essential to the business interest of the Transfer Agent and that the disclosure of such Proprietary Information in breach of this Agreement would cause the Transfer Agent immediate, substantial and irreparable harm, the value of which would be extremely difficult to determine. Accordingly, the parties agree that, in addition to any other remedies that may be available in law, equity, or otherwise for the disclosure or use of the Proprietary Information in breach of this Agreement, the Transfer Agent shall be entitled to seek and obtain a temporary restraining order, injunctive relief, or other equitable relief against the continuance of such breach.

7.4. The Administrator may disclose the Proprietary Information in the event that it is required to be disclosed: (i) by law or in a judicial or administrative proceeding; or (ii) by any appropriate regulatory authority having jurisdiction over the disclosing party; provided that all reasonable legal remedies for maintaining such information in confidence have been exhausted including, but not limited to, giving the Transfer Agent as much advance notice of the possibility of such disclosure as practical so the Transfer Agent may attempt to stop such disclosure or obtain a protective order concerning such disclosure

7.5. If the Administrator, on behalf of the Fund, notifies the Transfer Agent that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Transfer Agent shall endeavor in a timely manner to correct such failure. Organizations from which the Transfer Agent may obtain certain data included in the Data Access Services are solely responsible for the contents of such data and the Administrator, on behalf of the Fund, agrees to make no claim against the Transfer Agent arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof. DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. THE TRANSFER AGENT EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7.6. If the transactions available to the Administrator, on behalf of the Fund, include the ability to originate electronic instructions to the Transfer Agent in order to: (i) effect the transfer or movement of cash or Shares; or (ii) transmit Shareholder information or other information, then in such event the Transfer Agent shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by the Transfer Agent from time to time.

7.7. Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section 7. The obligations of this Section shall survive any earlier termination of this Agreement.

8.    Indemnification

8.1. The Transfer Agent shall not be responsible for, and the Administrator, on behalf of the Fund shall indemnify and hold the Transfer Agent, and with regard to Section 8.1(e), the Bank harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

      (a) All actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct;

      (b) The Administrator's or the Fund's lack of good faith, negligence or willful misconduct;

      (c) The reliance upon, and any subsequent use of or action taken or omitted, by the Transfer Agent, or its agents or subcontractors on: (i) any information, records, documents, data, stock certificates or services, which are received by the Transfer Agent or its agents or subcontractors by machine readable input, facsimile, CRT data entry, electronic instructions or other similar means authorized by the Administrator, on behalf of the Fund, and which have been prepared, maintained or performed by the Administrator, the Fund or any other person or firm on behalf of the Administrator or the Fund including but not limited to any previous transfer agent or registrar, (ii) any instructions or requests of the Administrator, on behalf of the Fund, or any of their respective officers;
      (iii) any instructions or opinions of legal counsel with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement which are provided to the Transfer Agent after consultation with such legal counsel; or (iv) any paper or document, reasonably believed to be genuine, authentic, or signed by the proper person or persons;

      (d) The offer or sale of Shares in violation of federal or state securities laws or regulations requiring that such Shares be registered or in violation of any stop order or other determination or ruling by any federal or any state agency with respect to the offer or sale of such Shares;

      (e) The negotiation and processing of any checks including without limitation for deposit into the Fund's demand deposit account maintained by the Transfer Agent; or

      (f) Upon the Administrator's request, on behalf of the Fund, entering into any agreements required by the National Securities Clearing Corporation (the "NSCC") for the transmission of Fund or Shareholder data through the NSCC clearing systems.

8.2. In order that the indemnification provisions contained in this Section 8 shall apply, upon the assertion of a claim for which the Administrator, on behalf of the Fund, may be required to indemnify the Transfer Agent, the Transfer Agent shall promptly notify the Administrator of such assertion, and shall keep the Administrator advised with respect to all developments concerning such claim. The Administrator, on behalf of the Fund, shall have the option to participate with the Transfer Agent in the defense of such claim or to defend against said claim in its own name or in the name of the Transfer Agent. The Transfer Agent shall in no case confess any claim or make any compromise in any case in which the Administrator, on behalf of the Fund, may be required to indemnify the Transfer Agent except with the Administrator's prior written consent.

9.    Standard of Care

9.1. The Transfer Agent shall at all times act in good faith and agrees to use its best efforts within reasonable limits to ensure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by its negligence, bad faith, or willful misconduct or that of its employees, except as provided in Section 9.2 below.

9.2. In the case of Exception Services as defined in Section 2.3 herein, the Transfer Agent shall be held to a standard of gross negligence and encoding and payment processing errors shall not be deemed negligence.

10.   Year 2000

      The Transfer Agent will take reasonable steps to ensure that its products (and those of its third-party suppliers) reflect the available technology to offer products that are Year 2000 ready, including, but not limited to, century recognition of dates, calculations that correctly compute same century and multi century formulas and date values, and interface values that reflect the date issues arising between now and the next one-hundred years, and if any changes are required, the Transfer Agent will make the changes to its products at a price to be agreed upon by the parties and in a commercially reasonable time frame and will require third-party suppliers to do likewise.

11.   Confidentiality

11.1. The Transfer Agent and the Administrator, on behalf of the Fund, agree that they will not, at any time during the term of this Agreement or after its termination, reveal, divulge, or make known to any person, firm, corporation or other business organization, any customers' lists, trade secrets, cost figures and projections, profit figures and projections, or any other secret or confidential information whatsoever, whether of the Transfer Agent or of the Administrator or the Fund, used or gained by the Transfer Agent, or the Administrator, or the Fund during performance under this Agreement. The Administrator, on behalf of the Fund, and the Transfer Agent further covenant and agree to retain all such knowledge and information acquired during and after the term of this Agreement respecting such lists, trade secrets, or any secret or confidential information whatsoever in trust for the sole benefit of the Transfer Agent or the Administrator, on behalf of the Fund and their successors and assigns. In the event of breach of the foregoing by either party, the remedies provided by Section 7.3 shall be available to the party whose confidential information is disclosed. The above prohibition of disclosure shall not apply to the extent that the Transfer Agent must disclose such data to its sub-contractor or Fund agent for purposes of providing services under this Agreement.

11.2. In the event that any requests or demands are made for the inspection of the Shareholder records of the Fund, other than request for records of Shareholders pursuant to standard subpoenas from state or federal government authorities (i.e., divorce and criminal actions), the Transfer Agent will endeavor to notify the Administrator, and to secure instructions from an authorized officer of the Administrator, on behalf of the Fund, as to such inspection. The Transfer Agent expressly reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by counsel that it may be held liable for the failure to exhibit the Shareholder records to such person or if required by law or court order.

12.   Covenants of the Administrator and the Transfer Agent

12.1. The Administrator, on behalf of the Fund, shall promptly furnish to the Transfer Agent the following:

      (a) A certified copy of the resolution of the Board of Trustees of the Fund authorizing the appointment of the Transfer Agent and the execution and delivery of this Agreement; and

      (b) A copy of the Declaration of Trust and By-Laws of the Fund and all amendments thereto.

12.2. The Transfer Agent hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Administrator for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

12.3. The Transfer Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the Rules thereunder, the Transfer Agent agrees that all such records prepared or maintained by the Transfer Agent relating to the services to be performed by the Transfer Agent hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Administrator, on behalf of the Fund, on and in accordance with its request.

13.   Termination of Agreement

13.1. The initial term of this Agreement (the "Initial Term") shall be from the date first stated above through December 31, 2002, unless terminated pursuant to the provisions of this Section 13. Unless a terminating party gives written notice to the other party one hundred and twenty (120) days before the expiration of the Initial Term or any Renewal Term, this Agreement will renew automatically from year to year (each such year-to-year renewal term a "Renewal Term"). One hundred and twenty (120) days before the expiration of the Initial Term or a Renewal Term the parties to this Agreement will agree upon a Fee Schedule for the upcoming Renewal Tenn. Otherwise, the fees shall be increased pursuant to Section
      3.3 of this Agreement.

13.2. Should the Administrator, on behalf of the Fund, exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Administrator, on behalf of the Fund. Additionally, the Transfer Agent reserves the right to charge for any other reasonable expenses associated with such termination and a charge equivalent to the average of three (3) months' fees. Payment of such expenses or costs shall be in accordance with Section 3.4 of this Agreement.

13.3. Upon termination of this Agreement, each party shall return to the other party all copies of confidential or proprietary materials or information received from such other party hereunder, other than materials or information required to be retained by such party under applicable laws or regulations.

13.4. Unpaid Invoices. The Transfer Agent may terminate this Agreement immediately upon an unpaid invoice payable by the Fund to the Transfer Agent being outstanding for more than ninety (90) days, except with respect to any amount subject to a good faith dispute within the meaning of Section 3.4 of this Agreement.

13.5. Bankruptcy. Either party hereto may terminate this Agreement by notice to the other party, effective at any time specified therein, in the event that (a) the other party ceases to carry on its business or (b) an action is commenced by or against the other party under Title 11 of the United States Code or a receiver, conservator or similar officer is appointed for the other party and such suit, conservatorship or receivership is not discharged within thirty (30) days.

14.   Assignment and Third Party Beneficiaries

14.1. Except as provided in Section 15.1 below and the Additional Telephone Support Services Schedule 1.2(f) attached, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party. Any attempt to do so in violation of this Section shall be void. Unless specifically stated to the contrary in any written consent to an assignment, no assignment will release or discharge the assignor from any duty or responsibility under this Agreement.

14.2. Except as explicitly stated elsewhere in this Agreement, nothing under this Agreement shall be construed to give any rights or benefits in this Agreement to anyone other than the Transfer Agent, the Administrator, and the Fund, and the duties and responsibilities undertaken pursuant to this Agreement shall be for the sole and exclusive benefit of the Transfer Agent, the Administrator, and the Fund. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

14.3. This Agreement does not constitute an agreement for a partnership or joint venture between the Transfer Agent and the Administrator or the Fund. Other than as provided in Section 15.1 and Schedule 1.2(f), neither party shall make any commitments with third parties that are binding on the other party without the other party's prior written consent.

15.   Subcontractors

15.1. The Transfer Agent may, without further consent on the part of the Administrator, subcontract for the performance hereof with (i) Boston Financial Data Services, Inc., a

      Massachusetts corporation ("BFDS") which is duly registered as a transfer agent pursuant to Section 17A(c)(2) of the Securities Exchange Act of 1934, as amended, (ii) a BFDS subsidiary duly registered as a transfer agent or (iii) a BFDS affiliate duly registered as a transfer agent; provided, however, that the Transfer Agent shall be fully responsible to the Administrator, on behalf of the Fund, for the acts and omissions of BFDS or its subsidiary or affiliate as it is for its own acts and omissions.

15.2. Nothing herein shall impose any duty upon the Transfer Agent in connection with or make the Transfer Agent liable for the actions or omissions to act of unaffiliated third parties such as by way of example and not limitation, Airborne Services, Federal Express, United Parcel Service, the U.S. Mails, the NSCC and telecommunication companies, provided, if the Transfer Agent selected such company, the Transfer Agent shall have exercised due care in selecting the same.

16.   Miscellaneous

16.1. Amendment. This Agreement may be amended or modified by a written agreement executed by both parties.

16.2. Massachusetts Law to Apply. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

16.3. Force Majeure. In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

16.4. Consequential Damages. Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

16.5. Survival. All provisions regarding indemnification, warranty, liability, and limits thereon, and confidentiality and/or protections of proprietary rights and trade secrets shall survive the termination of this Agreement.

16.6. Severability. If any provision or provisions of this Agreement shall be held invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

16.7. Priorities Clause. In the event of any conflict, discrepancy or ambiguity between the terms and conditions contained in this Agreement and any Schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.

16.8. Waiver. No waiver by either party or any breach or default of any of the covenants or conditions herein contained and performed by the other party shall be construed as a waiver of any succeeding breach of the same or of any other covenant or condition.

16.9. Merger of Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

16.10. Counterparts. This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

16.11. Reproduction of Documents. This Agreement and all schedules, exhibits. attachment and amendments hereto may be reproduced by any photographic, photostatic, microfilm micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.

16.12. Notices. All notices and other communications as required or permitted hereunder shall be in writing and sent by first class mail, postage prepaid, or by overnight courier service addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

       (a)   If to State Street Bank and Trust Company to:

             State Street Bank and Trust Company
             c/o Boston Financial Data Services, Inc.
             1250 Hancock Street. Suite 300N
             Quincy, Massachusetts 02169

             Attention: Legal Department

             Facsimile: (617) 483-5850

       (b)   If to the Administrator, on behalf of the Fund, to:

             PIMCO Advisory Services
             1345 Avenue of the Americas
             New York, New York 10105
             Attention:  Susan Murphy

             Copy to:

             PIMCO Advisors, L.P.
             2187 Atlantic Street
             Stamford, CT  06902
             Attention:  S. Treadway

17.   Additional Funds

      In the event that the Fund establishes one or more series of Shares in addition to the attached Schedule A with respect to which the Administrator, on behalf of the fund desires to have the Transfer Agent render services as transfer agent under the terms hereof, The Administrator shall so notify the Transfer Agent in writing, and if the Transfer Agent agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

18.   Limitations of Liability of the Trustees and Shareholders

      A copy of the Declaration of Trust of the Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or Shareholders individually but are binding only upon the assets and property of the Fund.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.


                                    PIMCO ADVISORS L.P.

                                    BY: /s/ STEPHEN J. TREADWAY
                                        ----------------------------------------
                                        Stephen J. Treadway, Managing Director

ATTEST:


/s/ NEWTON B. SCHOTT, JR.
-------------------------


                                    STATE STREET BANK AND TRUST COMPANY

                                    BY: /s/ DONALD E. LAGUR
                                        ----------------------------------------

ATTEST:


--------------------------------

                                   SCHEDULE A

                                    Fund List

                                  FISH Series C
                                  FISH Series M

PIMCO ADVISORS L.P.                          STATE STREET BANK AND TRUST COMPANY


BY: /s/ STEPHEN J. TREADWAY                  BY: /s/ DONALD E. LAGUR
    --------------------------------------       -------------------------------
    Stephen J. Treadway, Managing Director

                                  SCHEDULE 2.1

                     THIRD PARTY ADMINISTRATOR(S) PROCEDURES
                                  Dated 9-15-00

1. On each Business Day, the TPA(s) shall receive, on behalf of and as agent of the Administrator, on behalf of the Fund(s), Instructions (as hereinafter defined) from the Plan. Instructions shall mean as to each Fund (i) orders by the Plan for the purchases of Shares, and (ii) requests by the Plan for the redemption of Shares; in each case based on the Plan's receipt of purchase orders and redemption requests by Participants in proper form by the time required by the term of the Plan, but not later than the time of day at which the net asset value of a Fund is calculated, as described from time to time in that Fund's prospectus. Each Business Day on which the TPA receives Instructions shall be a "Trade Date".

2. The TPA(s) shall communicate the TPA(s)'s acceptance of such Instructions, to the applicable Plan.

3. On the next succeeding Business Day following the Trade Date on which it accepted Instructions for the purchase and redemption of Shares, (TD+1), the TPA(s) shall notify the Transfer Agent of the net amount of such purchases or redemptions, as the case may be, for each of the Plans. In the case of net purchases by any Plan, the TPA(s) shall instruct the Trustees of such Plan to transmit the aggregate purchase price for Shares by wire transfer to the Transfer Agent on (TD+1). In the case of net redemptions by any Plan, the TPA(s) shall instruct the Fund's custodian to transmit the aggregate redemption proceeds for Shares by wire transfer to the Trustees of such Plan on (TD+1). The times at which such notification and transmission shall occur on (TD+1) shall be as mutually agreed upon by each Administrator, on behalf of the Fund, the TPA(s), and the Transfer Agent.

4. The TPA(s) shall maintain separate records for each Plan, which record shall reflect Shares purchased and redeemed, including the date and price for all transactions, and Share balances. The TPA(s) shall maintain on behalf of each of the Plans a single master account with the Transfer Agent and such account shall be in the name of that Plan, the TPA(s), or the nominee of either thereof as the record owner of Shares owned by such Plan.

5. The TPA(s) shall maintain records of all proceeds of redemptions of Shares and all other distributions not reinvested in Shares.

6. The TPA(s) shall prepare, and transmit to each of the Plans, periodic account statements showing the total number of Shares owned by that Plan as of the statement closing date, purchases and redemptions of Shares by the Plan during the period covered by the statement, and the dividends and other distributions paid to the Plan on Shares during the statement period (whether paid in cash or reinvested in Shares).

7. The TPA(s) shall, at the request and expense of each Fund, transmit to the Plans prospectuses, proxy materials, reports, and other information provided by each Fund for delivery to its shareholders.

8. The TPA(s) shall, at the request of each Fund, prepare and transmit to each Fund or any agent designated by it such periodic reports covering Shares of each Plan as each Fund shall reasonably conclude are necessary to enable the Fund to comply with state Blue Sky requirements.

9. The TPA(s) shall transmit to the Plans confirmation of purchase orders and redemption requests placed by the Plans; and

10. The TPA(s) shall, with respect to Shares, maintain account balance information for the Plan(s) and daily and monthly purchase summaries expressed in Shares and dollar amounts.

11. Plan sponsors may request, or the law may require, that prospectuses, proxy materials, periodic reports and other materials relating to each Fund be furnished to Participants in which event the Transfer Agent or each Fund shall mail or cause to be mailed such materials to Participants. With respect to any such mailing, the TPA(s) shall, at the request of the Transfer Agent or each Fund, provide at the TPA(s)'s expense complete and accurate set of mailing labels with the name and address of each Participant having an interest through the Plans in Shares.

PIMCO ADVISORS L.P.                          STATE STREET BANK AND TRUST COMPANY


BY: /s/ STEPHEN J. TREADWAY                  BY: /s/ DONALD E. LAGUR
    --------------------------------------       -------------------------------
    Stephen J. Treadway, Managing Director

                                  SCHEDULE3.1

                                      FEES

                           Dated: September 15, 2000

                                 PIMCO Advisors

Annual Account Service Fees

Daily Net Assets                      Basis Points

$0.00 - $250,000,000                  3.0

$250,000,001 - $500,000,000           2.0

$500,000,001 +                        1.0

(1) Annual Base Fee/Fund/Class        $24,000

Out of Pocket Expenses                Billed as incurred

Out-of-Pocket expenses include but are not limited to: confirmation statements, investor statements, postage, stationery, supplies, super selects and investor statements, equipment, telephone, microfiche, disaster recovery, DST audio response, NSCC processing, OTS print and mail -- fund direct, forms, voice response, telephone, bank services, records retention, customized programming / enhancements, federal wire, transcripts, microfilm, microfiche, and expenses incurred at the specific direction of the fund.

(1) Base Fee will be reduced to $12,000 per CUSIP after net assets exceed S250,000,000.

PIMCO ADVISORS L.P.                          STATE STREET BANK AND TRUST COMPANY


BY: /s/ STEPHEN J. TREADWAY                  BY: /s/ DONALD E. LAGUR
    --------------------------------------       -------------------------------
    Stephen J. Treadway, Managing Director

                                                                BOSTON FINANCIAL
                                                                   DATA SERVICES

OVERNIGHT MAIL
8 September 2000

Pimco Funds
Attn: Derek B. Hayes
2187 Atlantic Street
Stamford, CT 06902

Re: Transfer Agency and Service Agreement between Pimco Advisors, L.P. and State Street Bank and Trust Company (the "Agreement")

Dear Mr. Hayes:

Enclosed please find a fully executed copy of the Agreement for your files. Also you will find two execution copies of the Wire Transfer Security Procedures referenced in Section 6 of the Agreement, please return to my attention. If you require assistance completing the Wire Transfer Security Procedures contact Mark Scovill at 816-843-8649.

Return to:

      Boston Financial Data Services, Inc.
      Attn: Sandra A. Mucci
      1250 Hancock Street, Suite 300N
      Quincy, Massachusetts 02169

If you have any questions please contact me at 617-483-5853.

Sincerely,


/s/ SANDRA A. MUCCI
---------------------------
Sandra A. Mucci
Legal Product Administrator

Enclosure

WIRE TRANSFER SECURITY PROCEDURES

                               FUND SELECTION FORM

Section I

Details the types of funds transfers processed on behalf of ___________________.

Section II

Lists the types of security procedures offered.

Please select the appropriate security procedures from Section II for each type of funds transfer listed in Section I.

I.    Types of funds Transfers

      ____  Expedited Redemptions

      ____  Same Day Wires

      ____  Manual Wires

      ____  Wire Transfers Initiated by FAX

      ____  Group Dividend Wire

      ____  Remote Batch Transmissions

      ____  ACH Transactions

WIRE TRANSFER SECURITY PROCEDURES

II.   Security Procedures

      A.    Repetitive Wires/ACH transactions

      B.    Telephone confirmation

      C.    Encryption

Authorization

Boston Financial Data Services, Inc. ("Boston Financial") is hereby instructed to implement the above checked security procedure(s) in regard to payment orders initiated by or on behalf of our organization or its shareholders.


________________________________________      __________________________________
Authorized Signature                          Date

________________________________________
Title

WIRE TRANSFER SECURITY PROCEDURES

                 FUNDS TRANSFER SECURITY PROCEDURES DEFINITIONS

Repetitive Wires

1.    Shareholder Generated

Wires initiated from existing authorized shareholder accounts. Each wire is sent to the same pre-established destination bank and beneficiary account number. Only the date of the wire and dollar amount may vary from instruction to instruction. Changes to that file can only be performed based on written instructions coupled with a signature guarantee. The establishment of the repetitive wire is confirmed via a written notice to the shareholder's address of record.

2.    Client Generated

Manual Wires processed on behalf of the client. Wires are initiated from the same authorized debit account and sent to the same destination bank and beneficiary account number each time. Only the date and the dollar amount may vary from instruction to instruction.

Telephone Confirmation

Telephone confirmation will be used to verify funds transfer instructions received via telephone, untested facsimile or mail. This security procedure can be used to authenticate non repetitive and repetitive wire transfers instructions. Repetitive wires may be subject to a specific threshold at the client's discretion.

As part of the confirmation process customers must designate individuals as authorized initiators and authorized confirmers. Within 24 hours of receipt of the wire instruction and prior to execution, a Boston Financial Data Services associate will contact someone other than the originator at the customer's location to authenticate the instructions. Additionally, a confirmation log will be maintained to provide an evidentiary control as well as providing an invaluable operational tool for resolving any disputes.

Encryption

Delivery of wire transfer is completed via computer to computer data communications between the client and State Street Bank. Recommended security procedures include encryption, the process by which data traveling over communication lines is cryptographically transformed (encrypted). This control is appropriate not only for terminal based initiation, but is also being used by some institutions in the form of both encrypted facsimile and encrypted voice communication. This delivery mechanism is typically used for high volume business such as shareholder redemptions and dividends.

WIRE TRANSFER SECURITY PROCEDURES

ADDITIONAL INFORMATION

Telephone Communications

      - All telephone communication between Boston Financial and the client will be handled on recorded telephone lines.

Transfers Initiated Via Facsimile Transmission

      - Transfers initiated via fax may use repetitive wire security procedures, telephone confirmation or a combination of both.

Optional Security Procedure

      - Client may establish telephone confirmation procedures to authenticate repetitive manual wires initiated via telephone, untested facsimile or mail in excess of certain dollar amounts using the attached forms.

WIRE TRANSFER SECURITY PROCEDURES

________________________________________________________________________________

SECTIONS I and II SHOULD BE COMPLETED BY ALL CLIENTS

________________________________________________________________________________

Please type all documentation.

SECTION I

Client/Fund

________________________________________________________________________________

Street: ______________________________________________________ Apt: ____________

City: ____________________________ State: __________________ Zip: ______________

Phone Number: (   ) _____________________

Fax Number: (   ) _____________________

SECTION II

Please list the number of all demand deposit accounts (DDAs) from which you intend to initiate wire transfers.

                       Maximum $ Limit                         Maximum $ Limit
                       ---------------                         ---------------
     DDA Number        Per Transaction       DDA Number        Per Transaction
     ----------        ---------------       ----------        ---------------
     (8 Digits)           (if any)           (8 Digits)           (if any)
1.                                       7.
2.                                       8.
3.                                       9.
4.                                       10.
5.                                       11.
6.                                       12.

WIRE TRANSFER SECURITY PROCEDURES

SECTION - III Callback Verification Form
      Complete this section for all transfers by telephone only.

      NOTE: Individual authorized for callback is restricted to verification only. Individual Initiating transfers cannot perform callback verification.

------------------------------------------------------------------------------------------------------------------------------------
Account Number    A) Individual       Callback Phone #   B) Authorized      (Optional) Dollar   Authorized for  Limited to
                  Authorized to                          Individual for     Limitation          AllTransfers    Repetitive Transfers
                  Initiate Transfer                      Callback
                  Instructions (last                     Verification (last
                  name, first name)                      name, first name)
------------------------------------------------------------------------------------------------------------------------------------
                                                                            $
------------------------------------------------------------------------------------------------------------------------------------
                                                                            $
------------------------------------------------------------------------------------------------------------------------------------
                                                                            $
------------------------------------------------------------------------------------------------------------------------------------
                                                                            $
------------------------------------------------------------------------------------------------------------------------------------
                                                                            $
------------------------------------------------------------------------------------------------------------------------------------
                                                                            $
------------------------------------------------------------------------------------------------------------------------------------
                                                                            $
------------------------------------------------------------------------------------------------------------------------------------
                                                                            $
------------------------------------------------------------------------------------------------------------------------------------
                                                                            $
------------------------------------------------------------------------------------------------------------------------------------

_________________ Check ( ) here if you would like to request callbacks on all repetitive transfers over a specified dollar amount.

      Please provide the information below.


                        Please callback on                                             Please Callback on
  Account Number        all transfers over this amount: Account Number           all transfers over this amount:
  --------------        ----------------------------------------------           -------------------------------
1. _________________    $___________________________    3. ___________________   $_________________________

2. _________________    $___________________________    4. ___________________   $_________________________